As filed with the Securities and Exchange Commission on June 20, 2006

                                           Registration No. 333-

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           Registration Statement
                                    under
                         The Securities Act of 1933


                           NEWELL RUBBERMAID INC.
           (Exact name of registrant as specified in its charter)

                    DELAWARE                           36-3514169
                    --------                           ----------
                                                    (I.R.S. employer
          (State or other jurisdiction            identification no.)
               of incorporation or
                  organization)

                                10B Glenlake Parkway
                                      Suite 300
                               Atlanta, Georgia 30328
            (Address of principal executive offices, including zip code)

                       NEWELL RUBBERMAID INC. 2003 STOCK PLAN
              (AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 8, 2006)
                              (Full title of the plan)

                                 Dale L. Matschullat
                Vice President-General Counsel & Corporate Secretary
                                10B Glenlake Parkway
                                      Suite 300
                               Atlanta, Georgia 30328
                       (Name and address of agent for service)

                                   (770) 407-3830
            (Telephone number, including area code, of agent for service)

                                   With a copy to:
                                 Lauralyn G. Bengel
                                  Schiff Hardin LLP
                                  6600 Sears Tower
                               Chicago, Illinois 60606
                                   (312) 258-5500




                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

                                                                    PROPOSED            PROPOSED
                                                   AMOUNT           MAXIMUM             MAXIMUM
                                                   TO BE         OFFERING PRICE        AGGREGATE            AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED          REGISTERED        PER SHARE         OFFERING PRICE      REGISTRATION FEE (1)
   -----------------------------------           ----------      --------------      --------------     -----------------
   Common Stock, par value $1.00 per share       17,436,840        $24.66 (2)      $429,922,474.40 (2)   $46,009.20 (2)
   (including Common Stock Purchase Rights)






   (1) On May 16, 2006, Newell Rubbermaid Inc. (the "Registrant") filed a Registration Statement on Form S-8 (File No. 333-134176) to register 17,436,840 shares of Common Stock issuable under the Newell Rubbermaid Inc. 2003 Stock Plan (as amended and restated effective February 8, 2006) (the "Plan"). No shares included in that Registration Statement have been offered or sold. Concurrent with this filing, and in order to avoid any question as to the Registrant's ability to use a Form S-8 at the time of the original filing, the Registrant is filing a post-effective amendment to the Registration Statement to deregister all of the 17,436,840 shares. The previously paid registration fee relating to these shares of $51,065.36 is being carried over and used to offset the filing fee for this Registration Statement. Because the amount of the carried-over fee exceeds the filing fee for this Registration Statement, no filing fee is being paid at this time.

   (2) Estimated on the basis of $24.66 per share, the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on June 13, 2006. (See Rules 457(c) and 457(h) of the Securities Act of 1933.)

   (2) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

   REGISTRATION OF ADDITIONAL SECURITIES - STATEMENT PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

        The contents of Registration Statement on Form S-8 (File No. 333-105113) filed by the Registrant with the Securities and Exchange Commission on May 9, 2003 registering Common Stock issuable under the Plan is hereby incorporated by reference.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        All information required in this Registration Statement not included in the exhibits attached hereto or set forth on the signature page is set forth in the Registration Statement described above, which is incorporated herein by reference.

   ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by the Registrant are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

        (c)  All other reports filed by the Registrant pursuant to
             Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of 2005.

        (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-B filed on June 30, 1987.

        (e) The description of the Registrant's Rights contained in the Registration Statement on Form 8-A/A filed on October 27, 2003.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein to be a part hereof from the date of filing of such documents.

   ITEM 8.  EXHIBITS.

        The Exhibits filed herewith are set forth on the Exhibit Index filed as part of this Registration Statement.

   ITEM 9.  UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to
   Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 10th day of May, 2006.

                                      NEWELL RUBBERMAID INC.
                                      (Registrant)


                                      By:  /s/  Mark D. Ketchum
                                           --------------------
                                           Mark D. Ketchum
                                           President and Chief
                                           Executive Officer

        Each person whose signature appears below appoints J. Patrick Robinson, Ronald L. Hardnock and Dale L. Matschullat, or any one of them, as such person's true and lawful attorneys to execute in the name of each such person, and to file, any pre-effective or post-effective amendments to this Registration Statement that any of such attorneys shall deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission with respect thereto, in connection with this Registration Statement, which amendments may make such changes in such Registration Statement as any of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this Registration Statement; and each of the undersigned hereby ratifies all that any of said attorneys shall do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                     TITLE              DATE
               ---------                     -----              ----

    /s/ Mark D. Ketchum             President and Chief     May 10, 2006
    ------------------------------  Executive Officer
    Mark D. Ketchum                 (Principal Executive
                                    Officer) and Director

               SIGNATURE                     TITLE              DATE
               ---------                     -----              ----

    /s/ J. Patrick Robinson         Vice President - Chief  May 10, 2006
    ------------------------------  Financial Officer
    J. Patrick Robinson             (Principal Financial
                                    Officer)

    /s/ Ronald L. Hardnock          Vice President -        May 10, 2006
    ------------------------------  Corporate Controller
    Ronald L. Hardnock              (Principal Accounting
                                    Officer)

    /s/ Thomas E. Clarke                   Director         May 10, 2006
    ------------------------------
    Thomas E. Clarke


    /s/ Scott S. Cowen                     Director         May 10, 2006
    ------------------------------
    Scott S. Cowen


    /s/ Michael T. Cowhig                  Director         May 10, 2006
    ------------------------------
    Michael T. Cowhig


    /s/ William D. Marohn            Chairman of the Board  May 10, 2006
    ------------------------------       and Director
    William D. Marohn


    /s/ Elizabeth Cuthbert Millett         Director         May 10, 2006
    ------------------------------
    Elizabeth Cuthbert Millett


    /s/ Cynthia A. Montgomery              Director         May 10, 2006
    ------------------------------
    Cynthia A. Montgomery


    /s/ Allan P. Newell                    Director         May 10, 2006
    ------------------------------
    Allan P. Newell


    /s/ Steven J. Strobel                  Director         May 10, 2006
    ------------------------------
    Steven J. Strobel

               SIGNATURE                     TITLE              DATE
               ---------                     -----              ----

    /s/ Gordon R. Sullivan                 Director         May 10, 2006
    ------------------------------
    Gordon R. Sullivan


    /s/ Raymond G. Viault                                   May 10, 2006
    ------------------------------         Director
    Raymond G. Viault

                              INDEX TO EXHIBITS

       Exhibit
       Number                    Exhibit
       -------                   -------

          4       Rights Agreement, dated as of August
                  6, 1998, between the Company and
                  First Chicago Trust Company of New
                  York, as Rights Agent (incorporated
                  by reference to Exhibit 4 to the
                  Company's Current Report on Form 8-K
                  dated August 6, 1998, File No. 001-
                  09608), as amended by a First
                  Amendment to Rights Agreement
                  effective as of September 29, 2003,
                  between the Company and The Bank of
                  New York, as Rights Agent
                  (incorporated by reference to
                  Exhibit 4.2 to the Company's
                  Registration Statement on Form 8-
                  A/A, filed October 27, 2003).

          5       Opinion of Schiff Hardin LLP.

        23.1      Consent of Ernst & Young LLP.

        23.2      Consent of Schiff Hardin LLP
                  (contained in the Opinion filed as
                  Exhibit 5).

         24       Power of Attorney (set forth on the
                  signature page).